JOHN HANCOCK FUNDS II
                             John Hancock Value Fund
                        Managed by Van Kampen Investments
                       For the Quarter Ended June 30, 2007
                        Procedures Pursuant to Rule 10f-3



(1)      Name of Underwriter & Syndicate Members
         Morgan Stanley
         Keefe Bruyette & Woods
         Lehman Brothers
         Ryan Beck & Co.
         Sandler O'Neill & Partners

(2)      Name of Issuers
         People's United Financial

(3)      Title of Securities
         Common Stock

(4)      Date of First Offering
         04/11/2007

(5)      Amount of Total Offering
         $2,164,830,620

(6)      Unit Price of Offering
         $20.00

(7)      Underwriting Spread or Commission
         $0.80

(8)      Years of Issuer's Operations
         3+

(9)      Trade Date
         04/11/2007

(10)     Portfolio Assets on Trade Date
         $7,659,442

(11)     Price Paid Per Unit
         $20.00

(12)     Total Price Paid by Portfolio
         $46,000

(13)     Total Price Paid by Portfolio plus total Price Paid
         For same Securities by other Sub Advised Portfolios
         $14,000,000

(14)     % of Portfolio Assets Applied to Purchase
         0.601%